UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported): May 4, 2011

LUFKIN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

TEXAS	000-02612	75-0404410
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation)	File Number)	Identification No.)

601 SOUTH RAGUET, LUFKIN, TEXAS		75904
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (936) 634-2211

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Reporting of Voting Results of Security Holders

The Company held its Annual Meeting of Stockholders on May 4, 2011 in Lufkin, Texas.  Set forth below are the results of the voting with respect to each matter acted upon at the meeting.

1.	The nominees for election as Class II Directors, each for a three year term, were elected based upon the following vote:

Nominees	Votes in Favor	Against	Votes Withheld	Abstentions	Broker Non-Votes

H. J. Trout, Jr.	24,725,141	-	1,278,942	-	1,862,435
J. T. Jongebloed	25,195,452	-	808,631	-	1,862,435
S. V. Baer	25,201,553	-	802,530	-	1,862,435

2.	Ratification of Deloitte & Touch LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2011.

Votes in Favor	Against	Abstentions	Broker Non-Votes

26,956,283	899,137	11,098	-

3.
To consider and act upon a proposal of the Board of Directors of the Company to approve and adopt the amendment of the Company’s Fourth Restated Articles of Incorporation to increase the number of authorized shares of common stock from 60,000,000 to 150,000,000.

Votes in Favor	Against	Abstentions	Broker Non-Votes

18,847,744	8,990,165	28,609	-

4.	To approve, by non-binding advisory vote, the compensation of our named executive officers.

Votes in Favor	Against	Abstentions	Broker Non-Votes

22,242,281	1,996,100	1,765,702	1,862,435

5.	To recommend, by non-binding advisory vote, the frequency of the shareholder vote on the compensation of our named executive officers.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes

13,503,625	913,074	9,831,202	1,756,182	1,862,435

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUFKIN INDUSTRIES, INC

By	/s/ Christopher L. Boone
Christopher L. Boone
Vice President/Treasurer/Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:           May 10, 2011